Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission
Washington, DC

As the independent registered public accounting firm, we hereby consent to the inclusion of our report dated August 15, 2006, relating to the financial statements of Pinel Bay Corporation in this Form 10-SB. It should be noted that we have not audited any financial statements of the Company subsequent to July 31, 2006 or performed any audit procedures subsequent to the date of our report.

/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP
Denver, Colorado
August 29, 2006